Exhibit 10.15

May 7, 2007

Mr. Richard Grossi
Johns Hopkins Medicine
733 N. Broadway
Suite 100
Baltimore, MD 21205

Re:

Consulting and Services Agreement between Advanced Aesthetics, Inc. and Johns Hopkins Medicine dated November 23, 2003 and as amended by the First Amendment dated March 23, 2005 (collectively the “Consulting Agreement”);

License and Management Agreement between Johns Hopkins University and Klinger Advanced Aesthetics, LLC for the Chevy Chase facility (the “License and Management Agreement”);

Dear Mr. Grossi:

          This letter shall serve as modification to both the Consulting Agreement and the License and Management Agreement.

The Consulting Agreement

          Effective April 13, 2007, the Consulting Agreement is terminated. KAA (“KAA” shall refer to Klinger Advanced Aesthetics, Inc. or any affiliated entity) shall pay Johns Hopkins (“Johns Hopkins” shall refer to Johns Hopkins Medicine, Johns Hopkins University, Johns Hopkins Health System and to any affiliated entities of same) $369,565 (the “Payment”) by July 31, 2007. Upon receipt of the Payment no further amount shall be owed or owing to Johns Hopkins under the Consulting Agreement. Effective April 13, 2007, Johns Hopkins shall no longer provide to KAA any further services under the Consulting Agreement, and, KAA shall no longer use the Johns Hopkins name in KAA’s medical facilities.

The License and Management Agreement

          Effective May 13, the License and Management Agreement shall be terminated. By May 21, KAA shall pay to Johns Hopkins all amounts owing under the License and Management Agreement, and upon receipt of such payment no further amounts shall be owed or owing to Johns Hopkins under the License and Management Agreement.

501 Merritt 7, 5th Floor, Norwalk, CT 06851 (P) 203-295-2121 (F) 203-295-2102
www.aai.com

This letter merely sets forth the financial agreements between the parties and it is understood that further detailed legal agreements will be executed between the parties. If the above meets with your understanding please return a countersigned agreement to my attention.

Sincerely,

Wade Haddad
SVP and General Counsel
Klinger Advanced Aesthetics, Inc.

Read and Approved

Johns Hopkins Medicine

By:

Johns Hopkins University

By:

Johns Hopkins Health System Corporation

By:

501 Merritt 7, 5th Floor, Norwalk, CT 06851 (P) 203-295-2121 (F) 203-295-2102
www.aai.com